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                                                                   EXHIBIT 99.2

                               REQUEST FOR WAIVER

       REDWOOD TRUST, INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

This form is to be used by Participants in the Redwood Trust, Inc. ("Redwood") Dividend Reinvestment and Stock Purchase Plan (the "Plan") who are requesting authorization from Redwood to make an optional cash investment under the Plan in excess of the $5,000 monthly maximum.

A new form must be completed each month the Participant wishes to make an optional cash investment in excess of the $5,000 monthly maximum. This form will not be accepted by Redwood unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form; (b) the Participant has received a current copy of the Prospectus relating to the Plan (the "Prospectus") and (c) the Participant must submit a copy of this Request for Waiver (approved by Redwood) to Mellon Bank, N.A. at the same time an Authorization Form and/or Broker and Nominee Form and the optional cash investment are submitted by the Participant.

For information regarding the discount (if any) and threshold price (if any) that may be applicable to optional cash investments made pursuant to an approved Request for Waiver, please call (415) 380-_______ within five (5) business days before the applicable Optional Cash Payment Due Date. THIS FORM SHOULD THEN BE COMPLETED AND RETURNED (VIA FACSIMILE) TO REDWOOD TRUST, INC.,
ATTENTION: VICE PRESIDENT AND TREASURER, FAX NUMBER (415) 381-1773, by 10:00 a.m. Pacific Time no later than two (2) business days prior to the Optional Cash Payment Due Date for the applicable Investment Date. If approved by the Company, the approved copy of this form must be returned with full payment on the Optional Cash Payment Due Date. See Question 17 to the Prospectus for further information.

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

________________________________________________   ________________________________________________
Date                                               Optional Cash Investment Amount Requested

________________________________________________   ________________________________________________
Participant's Signature                            Social Security or Tax I.D. Number

________________________________________________   ________________________________________________
Participant's Signature                            Street Address

________________________________________________   ________________________________________________
Print Name as it Appears on Share Certificate      City                        State        Zip
   (or Name of Beneficial Owner)

________________________________________________   ________________________________________________
Print Name as it Appears on Share Certificate
   (or  Phone Number Account Number and
   Location of Shares Held by Beneficial Owner)    ________________________________________________
                                                   Fax Number

Method of Payment:  ___ Check  ___ Money Order  ___ Other* (Specify) __________

*  Payment by other than Check or Money Order requires approval of Redwood.

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                        APPROVED BY REDWOOD TRUST, INC.


________________________________________________   By:_____________________________________________
Optional Cash Investment Amount Approved

Method of Payment Approved:_____________________   Name:___________________________________________

Threshold Price, if any:________________________   Title:__________________________________________

Applicable Waiver Discount:_____________________   Date:___________________________________________

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This Request for Waiver may be withdrawn  by the Participant in accordance with the terms of the Plan.